UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

STRIKE AXE, INC

(Exact name of registrant as specified in its charter)

Delaware	000-53304	26-2329797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

267 West 1400 South, Suite 101 George, UT 84790
(Address of principal executive offices)

(435) 680-2971

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Purchase of Certain Assets from Mega-Pro Nutrition, Inc.

On October 16, 2012, Strike Axe, Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Mega-Pro Nutrition, Inc., a Utah company (“Mega-Pro”). The Asset Purchase Agreement provides that, on and subject to the terms thereof, Mega-Pro agrees to sell to the Company certain products, trade names, inventory, furniture, website and telephone number for (i) $200,000 in cash (the “Initial Cash Payment”; (ii)an additional amount in cash equal to the book value of all purchased inventory (the “Additional Cash Payment”); and (iii) a convertible promissory note in the principal aggregate amount of $500,000 (the “Note”).  The Note is due twelve months from the date of issuance and bears interest at a rate of eight percent (8%) per annum (the Initial Cash Payment, Additional Cash Payment and Note hereinafter referred to as the “Consideration”.

In connection with the Asset Purchase Agreement, the Company shall assume, pursuant to an assignment of lease agreement, all of Mega-Pro’s rights and obligations as tenant under the current lease of its premises (the “Lease”), which Lease shall have a remaining term of twelve (12) months at the rate of $3,500 per month. In addition, the Company shall grant to Mega-Pro a non-exclusive, worldwide, royalty-free, perpetual license to use “Mega-Pro” as part of Mega-Pro’s official name, “Mega-Pro Nutrition, Inc.,” and as part of the business name “Mega-Pro Screen Printing and Embroidery” (the “License”).

The consummation of the Asset Purchase Agreement shall not occur until December 1, 2012 (the “Closing Date”) and is subject to various conditions precedent including, but not limited to delivery of (i) the Consideration(ii) the License; and (iii) the Assignment and Assumption of the Lease (as defined in the Asset Purchase Agreement).

The Asset Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Asset Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

The foregoing description of the material terms of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated October 16, 2012, by and between Strike Axe, Inc. and Mega-Pro Nutrition, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKE AXE, INC.
	By:	/s/Wayne Allyn Root
Date October 22, 2012		Wayne Allen Root, Chief Executive Officer